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                                                                     EXHIBIT 8.2


                                November 2, 2000



AXENT Technologies, Inc.
2400 Research Boulevard, Suite 200
Rockville, MD 20850

Ladies and Gentlemen:

     We have acted as counsel for AXENT Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and execution of the Agreement and Plan of Merger (the "Agreement") dated as of July 26, 2000, by and among the Company, Symantec Corporation, a Delaware corporation ("Parent"), and Apache Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"). Pursuant to the Agreement, Merger Sub will merge with and into the Company (the "Merger"), and the Company will become a direct, wholly owned subsidiary of Parent. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     You have requested our opinion regarding certain United States federal income tax consequences of the Merger. This opinion is being delivered in connection with, and as of the date of the declaration of the effectiveness by the Securities and Exchange Commission of, Parent's Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed Merger (which includes a joint proxy statement prospectus relating to the Merger). In delivering this opinion, we have reviewed and relied upon (without any independent investigation) the facts, statements, descriptions and representations set forth in the Agreement (including Exhibits), the Registration Statement, and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also relied upon (without any independent investigation) certificates of officers of Parent, Merger Sub and the Company, respectively (the "Officers' Certificates").

     In connection with rendering this opinion, we have assumed (without any independent investigation) that:

     1. The statements, covenants, representations and warranties contained in the Agreement, in the Officers' Certificates, and in all other instruments and documents related to the formation and operation of Parent, Merger Sub and the Company examined by and otherwise made available to or relied upon by Heller Ehrman and Shaw Pittman in connection

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November 2, 2000
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with their opinions, are true and correct in all material respects and will continue to be true and correct in all material respects as of the Effective Time and all other relevant times, and no actions have been or will be taken which are inconsistent with such statements, covenants, representations and warranties;

     2. That original documents (including signatures) submitted to counsel are authentic, documents submitted to counsel as copies conform to the original documents, and that those documents have been (or will be by the Effective Time) duly and validly executed and delivered;

     3. That all covenants contained in the Agreement and the tax representations received from Parent, Merger Sub and the Company are performed without waiver or breach of any material provision;

     4. That any representation or statement made "to the knowledge of," "to the best of knowledge" or similarly qualified is correct without being qualified;

     5. That the Merger is consummated in accordance with the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and is effective under the applicable state laws;

     6. That the Merger is reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

     7. That an opinion of counsel, substantially identical in substance to this opinion, will be delivered to Parent and Merger Sub from Heller Ehrman White & McAuliffe LLP, and will not be withdrawn prior to the Effective Date.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, we are of the opinion that if the Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Officers' Certificates are true and correct as of the Effective
Time:

     (a) The Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code;

     (b) Each of Parent, Merger Sub and the Company will be a party to such reorganization within the meaning of Section 368(b) of the Code;


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AXENT Technologies, Inc.
November 2, 2000
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     (c)  No gain or loss will be recognized by Parent, the Company or Merger
Sub as a result of the Merger;

     (d) No gain or loss will be recognized by holders of Company Common Stock upon the exchange of all of their Company Common Stock solely for Parent Common Stock in the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

     (e) The aggregate adjusted basis of the Parent Common Stock received by holders of Company Common Stock in the Merger (treating fractional share interests in Parent Common Stock as having been issued to such holders in the Merger and then redeemed for cash) will be the same as such holders' aggregate tax basis in the Company Common Stock surrendered in the Merger; and

     (f) The holding period of the Parent Common Stock received by such holders in the Merger will include the period during which such holders held the Company Common Stock surrendered in the Merger.

     To the extent that this opinion addresses the federal income tax consequences of the holders of Company Common Stock, this opinion only addresses such consequences to holders who hold their shares as capital assets within the meaning of Section 1221 of the Code. This opinion does not address the federal income tax consequences of the holders of Company Common Stock to the extent the Company Common Stock is: (a) held as part of a hedge, straddle or conversion transaction, or (b) acquired by exercising employee stock options or rights or otherwise as compensation. The conclusions set forth in this opinion are not applicable to holders subject to special treatment under United States federal income tax law, such as: (a) financial institutions, (b) tax-exempt organizations, (c) insurance companies, (d) dealers in securities, (e) foreign individuals and entities, or (f) persons who are subject to the alternative minimum tax provisions of the Code.

     This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.


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AXENT Technologies, Inc.
November 2, 2000
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     This opinion concerning certain of the United States federal tax consequences of the Merger is limited to the specific United States federal income tax consequences presented above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

     No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof, or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     We consent to the use of this opinion as an exhibit to the Registration Statement, to references to this opinion in the Registration Statement and to the use of our name in the Registration Statement under the heading "The Merger--Material United States federal income tax consequences of the merger" therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder. The filing of this opinion as an exhibit to the S-4 Registration Statement and the references to the opinion and our firm therein are not intended to create liability under applicable state law to any person other than the Company, our client.

                                      Very truly yours,

                                      Shaw Pittman

                                      By: John S. Harper, P.C.


                                      By:
                                          ----------------------------
                                          John S. Harper, President